Exhibit 3.109

Articles of Incorporation

of

Summy-Birchard, Inc.

Comes now the undersigned Incorporator, and pursuant to the Wyoming Business Corporation Act, states and represents as follows:

ARTICLE I

The name of the Corporation is Summy-Birchard, Inc.

ARTICLE II

The term of existence for the Corporation shall be perpetual.

ARTICLE III

The name and address of the initial registered agent is:

C T Corporation Systems

1702 Carey Avenue

Cheyenne, Wyoming 82001

ARTICLE IV

The name and address of the Incorporator is:

John A. Masterson

123 West First Street, Suite 200

Casper, WY 82601

(307) 232-0222

ARTICLE V

The contact name, mailing address and phone number for the Corporation and where correspondence and annual report forms can be sent is:

Summy-Birchard, Inc.

Attn: General Counsel

75 Rockefeller Plaza

New York, New York 10019

(212) 275-2143

ARTICLE VI

The principal office address for the Corporation is:

Summy-Birchard, Inc.

10585 Santa Monica Boulevard

Los Angeles, CA 90025

(310) 441-6862

ARTICLE VII

The general purpose and powers of this Corporation are to engage in any lawful activity for which corporations may be organized under the Wyoming Business Corporation Act.

ARTICLE VIII

The Corporation shall be authorized to issue one class of stock consisting of 953 shares.

By the Incorporator:

/s/ John A. Masterson	9-3-09
John A. Masterson	Date

2

Consent to Appointment by Registered Agent

of

Summy-Birchard, Inc.

I, C T Corporation Systems, registered office located at

1702 Carey Avenue

Cheyenne, Wyoming 82001

voluntarily consent to serve as the registered agent for

Summy-Birchard, Inc.

on the date shown below.

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through 17-28-111.

/s/ Hiedi Liesch	9-9-2009
Signature Date	(mm/dd/yy)

Katherine Willis
Contact Person

C T Corporation Systems	307-632-0541
Hiedi Liesch	Daytime phone

Assistant Secretary	NA
Title	Email

ARTICLES OF MERGER

of

SUMMY-BIRCHARD, INC.

and

SUMMY-BIRCHARD, INC.

Pursuant to the provisions of the Wyoming Business Corporation Act, Wyo. Stat. §§ 17-16-101 et seq. (WBCA), the undersigned corporations adopt the following Articles of Merger.

ARTICLE I

PLAN OF MERGER

Section 1.	Parties to Merger.

A.	The party proposing to merge is Summy-Birchard, Inc. (Summy-Birchard). Summy-Birchard is a corporation duly organized under the WBCA and incorporated on March 8, 1976. Summy-Birchard was administratively dissolved on or about May 31, 2006, and this merger is undertaken as an act necessary to wind up and liquidate its business and affairs pursuant to Wyo. Stat. § 17-16-1404. The principal executive offices of Summy-Birchard are located in Los Angeles, California.

B.	The Surviving corporation shall be Summy-Birchard, Inc. (Surviving Corporation), a corporation duly organized pursuant to the WBCA and incorporated on September 14, 2009. The Surviving Corporation is in good standing under the laws of the State of Wyoming, with its principal executive offices located in Los Angeles, California.

Section 2.	Terms and Conditions.

A.	The Merger. At the Effective Time (as defined in Paragraph E of this Section), in accordance with the applicable provisions of Wyoming law, Summy-Birchard shall be merged with and into the Surviving Corporation (Merger) pursuant to these Articles of Merger. Upon consummation of the Merger, the separate existence of Summy-Birchard shall cease and the Surviving Corporation shall continue.

B.	Articles, Bylaws. The current Articles of Incorporation and Bylaws of the Surviving Corporation shall be those of the Surviving Corporation, as they are in effect immediately prior to the Effective Time of the Merger.

C.

Effect of the Merger. Following the Effective Time, the effect of the Merger shall be that (1) the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of both a public and a private nature, of each of the corporations so merged; (2) all property, intangible, real, personal and mixed, and all debts due on whatever account, and all and every other interest of or belonging to or due to each of the corporations so merged shall be deemed to be transferred to and vested in the Surviving

Corporation without further act or deed and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Merger; and (3) the Surviving Corporation shall be liable for all liabilities of Summy-Birchard as well as those of the Surviving Corporation whether or not reflected or reserved against in the balance sheets, other financial statements, books or account or records of Summy-Birchard or the Surviving Corporation, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations. Provided, however, that the liabilities of Summy-Birchard and the Surviving Corporation, or of their respective shareholders, directors, or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations, be impaired by the Merger. Any claims existing, or action or proceeding pending, by or against either Summy-Birchard or the Surviving Corporation may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of Summy-Birchard.

D.	The notice of the meeting of shareholders to consider the proposed merger shall include notice of the rights of shareholders to dissent from the merger, to exercise their right to an appraisal, and to perfect their rights as dissenting shareholders pursuant to the provisions of Wyo. Stat. §§ 17-16-1301, et seq.

E.	Consummation Of The Merger. The effective time of this merger (Effective Time) shall be upon the filing of these Articles of Merger with the Wyoming Secretary of State.

Section 3.	Manner and Basis of Converting Shares.

A.	At the Effective Time, without any action on the part of Summy-Birchard, the Surviving Corporation, or the holder of any of their respective shares, the Merger shall be effected in accordance with the following terms:

i.	Summy-Birchard shares issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted on a one-for-one basis to shares of the Surviving Corporation.

ii.	All such shares of Summy-Birchard shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

iii.	Each certificate previously representing any such Summy-Birchard shares shall thereafter represent only the right to exchange shares of Summy-Birchard into shares of the Surviving Corporation. Certificates previously representing shares of Summy-Birchard shall be surrendered in accordance with this Merger Agreement.

B.	The total merger consideration to be paid to holders of shares Summy-Birchard shall be that of the receipt of a corresponding number of shares of the Surviving Corporation.

ARTICLE II

SHAREHOLDER APPROVAL

Section 1.	The designation, number of outstanding shares, and number of votes entitled to vote on the plan for Summy-Birchard are 953.

Section 2.	The designation, number of outstanding shares, and number of votes entitled to vote on the plan for the Surviving Corporation are 953.

ARTICLE III

VOTES CAST APPROVING PLAN

Section 1.	The total number of votes cast for the plan by the shareholders of Summy-Birchard was 953. There were no votes cast against the plan. The number of votes cast for the plan by such shareholders was sufficient for approval of the plan by shareholders of Summy-Birchard.

Section 2.	The total number of votes cast for the plan by the shareholders of the Surviving Corporation was 953. “[here were no votes cast against the Plan. The number of votes cast for the plan by such shareholders was sufficient for approval of the plan by shareholders of the Surviving Corporation.

Dated: December 9, 2009.

ATTEST:	SUMMY-BIRCHARD, INC. (Summy-Birchard)

/s/ Authorized Officer	By:	/s/ Paul Robinson
Assistant Secretary	Name: Paul Robinson Title: Vice President and Secretary

Dated: December 9, 2009

ATTEST:	SUMMY-BIRCHARD, INC. (Summy-Birchard)

/s/ Authorized Officer	By:	/s/ Paul Robinson
Assistant Secretary	Name: Paul Robinson
Title: Vice President and Secretary